Investor Presentation July 2019 Exhibit 99.1

Forward-Looking Statements This presentation includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, with respect to the financial condition, liquidity, results of operations, future performance, and business of CNB Financial Corporation. These forward-looking statements are intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are those that are not historical facts. Forward-looking statements include statements with respect to beliefs, plans, objectives, goals, expectations, anticipations, estimates, and intentions that are subject to significant risks and uncertainties, and are subject to change based on various factors (some of which are beyond our control). Forward-looking statements often include the words “believes,” “expects,” “anticipates,” “estimates,” “forecasts,” “intends,” “plans,” “targets,” “potentially,” “probably,” “projects,” “outlook,” or similar expressions, or future conditional verbs such as “may,” “will,” “should,” “would,” and “could.” Such known and unknown risks, uncertainties and other factors that could cause the actual results to differ materially from the statements include, but are not limited to: (i) changes in general business, industry or economic conditions, or competition; (ii) changes in any applicable law, rule, regulation, policy, guideline, or practice governing or affecting financial holding companies and their subsidiaries or with respect to tax or accounting principles or otherwise; (iii) adverse changes or conditions in capital and financial markets; (iv) changes in interest rates; (v) higher than expected costs or other difficulties related to integration of combined or merged businesses; (vi) the inability to realize expected cost savings or achieve other anticipated benefits in connection with business combinations and other acquisitions; (vii) changes in the quality or composition of our loan and investment portfolios; (viii) adequacy of loan loss reserves; (ix) increased competition; (x) loss of certain key officers; (xi) continued relationships with major customers; (xii) deposit attrition; (xiii) rapidly changing technology; (xiv) unanticipated regulatory or judicial proceedings and liabilities and other costs; (xv) changes in the cost of funds, demand for loan products, or demand for financial services; (xvi) other economic, competitive, governmental, or technological factors affecting our operations, markets, products, services, and prices; and (xvii) our success at managing the foregoing items. Such developments could have an adverse impact on our financial position and our results of operations. The forward-looking statements are based upon management’s beliefs and assumptions. Any forward-looking statement made herein speaks only as of the date of this presentation. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments, or otherwise, except as may be required by law.

CNB Financial Corporation (Nasdaq: CCNE) Three-state community bank with $3.3 billion in assets based in Clearfield, PA with significant business in the metropolitan markets of Cleveland, Columbus, Buffalo and Erie Attractive combination of legacy rural markets, which generate low cost and stable core deposits and more metropolitan markets, which provide substantial loan and deposit growth opportunity Four separate bank brands provide for local responsiveness, decision making and advisory oversight with the larger balance sheet and operational leverage of a regional institution Unique combination of high growth . . . Organic loan growth of 11.0% over last twelve months and a CAGR of 14.4% over last three years Organic core deposit growth of 22.1% over the last twelve months and a CAGR of 9.8% over the last three years Growth in tangible book value per share of 15.5% over the last twelve months and a CAGR of 7.7% over the last three years Core EPS growth of 31.9% over the last twelve months and CAGR of 19.9% over the last three years . . . with consistently strong performance (as of March 31, 2019) LTM ROA of 1.16% and LTM ROATE of 16.90% Net interest margin of 3.70% for first quarter 2019 Source: Company data as of March 31, 2019 * Please see slide 26 for a reconciliation of non-GAAP financial information.

Local Branding and Decision Making Effective Community Banking Strategy * Triangle shape denotes headquarters for CNB Bank divisions; data as of March 31, 2019 Loans: $844 million Deposits:$871 million Loans/Deposits: 97% Loans: $431 million Deposits:$360 million Loans/Deposits: 120% Loans: $281 million Deposits:$361 million Loans/Deposits: 78% Loans: $949 million Deposits:$1,045 million Loans/Deposits: 91%

Growing Presence in Metropolitan Markets (% of loan portfolio) 12/31/09 03/31/19 * Source: Company data 12/31/13

Growing Presence in Metropolitan Markets (% of deposits) 12/31/09 03/31/19 * Source: Company data 12/31/13

Deposit Market Demographics Source: S&P Global Market Intelligence

Key Differentiators Create a unique competitive advantage by operating as a community bank in metropolitan markets Invest in up-to-date customer solutions, including digital and mobile delivery channels Expand the level of customer usage of digital and mobile delivery channels Wealth and asset management offerings Preserve and protect our positive, inclusive environment Strive to find a way to say “yes,” every single time Consider a wide range of expansion opportunities Be easy to do business with * Source: Company data 10.8% CAGR 40% Growth

CNB’s Experienced Management Team     YEARS AT CCNE YEARS IN INDUSTRY AGE EXECUTIVE TITLE Joseph B. Bower Jr. President & Chief Executive Officer 21 25 55 Richard L. Greslick Jr. SEVP / Chief Support Officer & Secretary 20 20 42 Mark D. Breakey SEVP / Chief Risk Officer 27 33 60 Joseph E. Dell Jr. SEVP / Chief Commercial Banking Officer 6 34 62 Tito L. Lima EVP / Chief Financial Officer * 30 54 Leanne D. Kassab EVP / Customer Experience 22 24 51 Mary Ann Conaway EVP / Employee Experience 36 36 56 Steven R. Shilling EVP / Private Client Solutions 4 24 48 David J. Zimmer President of ERIEBANK 13 34 56 Martin T. Griffith President of BankOnBuffalo 3 27 56 Jenny L. Saunders President of FCBank 1 27 54 Christopher L. Stott Market Executive of CNB Bank 22 28 50 * Joined CCNE on June 24, 2019

Organic loan growth of $59.9 million, or 6.7%, in last twelve months Organic deposit growth of $77.8 million, or 8.0%, in last twelve months Today there are 14 banks headquartered in the 8 counties within CNB Bank’s market; twenty years ago, there were 24 Data as of March 31, 2019 Source: Company data as of March 31, 2019

At March 31, 2019: Eleven branches $844 million in loans and $871 million in deposits; organic loan growth of $48.6 million, or 6.1%, in last twelve months; organic deposit growth of $33.2 million, or 4.0%, in last twelve months Entered the greater Cleveland market with the acquisition of Lake National Bank in July 2016, which allows for continued organic growth In October 2018, hired an experienced market executive to focus on the Cleveland area Northeast Ohio is a logical market extension of ERIEBANK franchise Demographically attractive market with significant organic growth potential; One of eight community banks in a market dominated by larger institutions; and Known for mid-sized commercial and industrial businesses, which is a core strength of CNB. ERIEBANK, a division of CNB Bank, was created de novo in August 2005

Source: Company data as of March 31, 2019

Cleveland, OH Market

- Cleveland, the second largest city in Ohio, is a major manufacturing and commercial center, ranks as one of the chief ports on the Great Lakes and functions as a collecting point for highway and railway traffic from the Midwest
- Cleveland is reinventing itself into a 21st century city while leveraging billions of public and private investment into a new and changing economy with economic growth in key sectors, including health care, education, research, financial services and manufacturing
- ERIEBANK appointed Wesley Gillepsie as Regional President to lead its expansion into the metro Cleveland market in October 2018. Mr. Gillespie serves as a hands-on decision maker and advisor, working with area business owners and executives seeking timely, and in many cases, same-day decisions for their capital and operating fund needs.
- Mr. Gillespie has over 25 years of banking experience, all in the greater Cleveland area.

Major Employers



Sources: city.cleveland.oh.us, rethinkcleveland.org, largestemployers.org

CNB FINANCIAL CORPORATION 13

The acquisition of FC Banc Corp. in 2013 expanded CNB’s geographic footprint into Central Ohio with meaningful size and scale, operating as FCBank, a division of CNB Bank $430.8 million in loans and $360.3 million in deposits as of March 31, 2019 Loan growth of $13.2 million, or 3.2%, in last twelve months Deposits relatively flat, down $0.6 million, or 0.2%, in last twelve months Significant opportunity for both organic and strategic growth going forward Addition of C&I lenders Addition of dedicated, experienced deposit-gathering professionals in the market to focus on retail deposit gathering strategies Expansion into Ohio

Source: Company data as of March 31, 2019

BankOnBuffalo, a division of CNB Bank, formed in 2016, is primarily focused on the large number of commercial and industrial businesses that operate in Erie and Niagara counties of NY The decision to move into this region with a de novo operation came after an extensive evaluation of the market and the competition, as well as a search for the key executive from the area to spearhead the market’s development BankOnBuffalo entered the market with a loan production office located in the Electric Tower building in downtown Buffalo, New York in November 2016. This loan production office converted to a full-service office in February 2017. Subsequently: Two full-service offices opened in November 2017 in the Williamsville and Orchard Park communities A full-service office opened in August 2018 in Niagara Falls $281.2 million in loans and $380.6 million in deposits as of March 31, 2019; organic loan growth of $125.3 million, or 80.4%, in last twelve months; organic deposit growth of $336.8 million, or 768.7%, in last twelve months

Source: Company data as of March 31, 2019

Most Recent Quarter Peer Comparison Performance Asset Quality Capital Returns 75th percentile 50th percentile 25th percentile CNB: 1.17 Peers: 1.09 Source: S&P Global Market Intelligence as of March 31, 2019, or most recent quarter. CNB Bank excludes Holiday Financial Services Corporation (“Holiday”). See page 25 for full peer group. CNB and Peers are compared to universe of all nationwide public banks and thrifts. Light colored CNB figures represent asset quality at the bank, excluding Holiday. CNB: 3.70 Peers: 3.58 CNB: 61.5 Peers: 61.3 CNB: 0.57 Peers: 0.68 CNB: 0.11 Peers: 0.04 CNB: 7.26 Peers: 9.32 CNB: 13.18 Peers: 13.85 CNB: 2.69 Peers: 2.46 CNB Bank: 0.56 CNB Bank: 0.04

Peer Comparison – Performance Source: S&P Global Market Intelligence as of March 31, 2019, or most recent quarter. See page 25 for full peer group. Core ROAA is net income after taxes and before extraordinary items, less net income attributable to non-controlling interest, gain on the sale of HTM and AFS securities, amortization of intangibles, goodwill and nonrecurring items, as a percentage of average assets.

Strong Capital Ratios Source: Company data as of March 31, 2019

Peer Comparison – Asset Quality Source: S&P Global Market Intelligence and Company Data. CNB Bank excludes Holiday. See page 25 for full peer group.

Peer Comparison – Total Return Source: S&P Global Market Intelligence for dates noted above. See page 25 for full peer group. Last Twelve Months Ending June 30, 2019

Q2 2019 Balance Sheet Summary * Source: Company data

Q2 2019 Profitability Summary * Source: Company data

CNB Peers $1-5 billion Source: S&P Global Market Intelligence as of March 31, 2019, or most recent quarter. Peers consisting of banks headquartered in the Northeast, as well as OH, WV, IN and KY (states bordering CNB footprint), excluding metro markets, with total assets between $1 billion and $5 billion who are traded on a national exchange. Merger targets excluded.

Non-GAAP Financial Reconciliation Tangible common equity, tangible assets, and tangible book value per share are non-GAAP financial measures calculated using GAAP amounts. Tangible common equity is calculated by excluding the balance of goodwill and the core deposit intangible from the calculation of shareholders’ equity. Tangible assets are calculated by excluding the balance of goodwill and the core deposit intangible from the calculation of total assets. Tangible book value per share is calculated by dividing tangible common equity by the number of shares outstanding. CNB believes that these non-GAAP financial measures provide information to investors that is useful in understanding its financial condition because, in the case of the tangible common equity to tangible assets ratio, the ratio is an additional measure used to assess capital adequacy and, in the case of tangible book value per share, tangible book value per share is an additional measure used to assess CNB’s value. Because not all companies use the same calculations of tangible common equity and tangible assets, this presentation may not be comparable to other similarly titled measures calculated by other companies. A reconciliation of these non-GAAP financial measures is provided below (dollars in thousands, except share and per share data).